Exhibit 99.1

HIRU CORPORATION – Acquisition of AZ Custom Bottled Water

PHOENIX, ARIZONA – June 28, 2021 (ACCESS WIRE) – Hiru Corporation (OTC Markets: HIRU), a Georgia corporation (“HIRU” or the “Company”), has completed the acquisition of AZ Custom Bottled Water, Inc., a Nevada corporation (“AZ Water”), which owns and operates a 11,000 square foot state-of-the-art bottling and distribution facility located in Phoenix, Arizona which has been in production since 2007.

Ms. Kathryn Gavin (President and CEO the Company), states…” The Company has made its initial acquisition. We acquired AZ Water in a simple equity exchange agreement. We felt like this transaction was an important to be the first acquisition for the Company as it clearly met our simple acquisition criteria: seasoned operations, cash flow positive financials, and in a high growth industry. Currently, we are focusing on business operations in the consumer bottled water market in the Southwest United States.”

The Company acquired AZ Water pursuant to an equity exchange agreement executed on Saturday, June 26, 2021 (“Agreement”). Pursuant to this Agreement, the Company acquired all outstanding equity of AZ Water, making it a wholly owned subsidiary, in exchange for 100,000,000 shares of Common Stock (Restricted) of the Company.

Ms. Gavin further stated…”AZ Custom Bottled Water has been in operations since 2007 and currently operates out of a 11,000 square foot facility in Phoenix, Arizona. Its current bottling line is state of the art and as of the date of this press release, the 2021 revenue forecast (including purchase orders in hand) puts it on pace for a record setting year for the facility. To meet this increase demand for our products across both current and new clients we are building out a new second facility (12,500 Square Feet) with bottling line. Moving forward, we anticipate double digit revenue growth over the next couple years.”

AZ Water bottles water for convenience stores, major grocery stores, small business, and the federal government. It is currently upgrading its bottling line and building out new facilities (with bottling lines) to meet expected growth in demand due new large contracts and purchase orders received during the first half of 2021. AZ Water specializes in store brand delivery, office and home delivery, and custom bottle labeling for both small and large batch orders. AZ Water operates a B2C website at https://azcustombottledwater.com/.

Disclaimer Regarding Forward Looking Statements

Certain statements that we make may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions.  In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions.  Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements.  We caution investors not to rely unduly on any forward-looking statements.

ABOUT US

Hiru Corp. is a Georgia corporation, is a public quoted Pink Sheet issuer under the ticker symbol "HIRU" (the “Company”). The Company reports as an alternative reporting issuer with OTC Markets Group, Inc. and is current in its mandatory required filings (e.g., Pink Sheet Current). Currently, the Company has one wholly owned, operational subsidiary, AZ Custom Bottled Water, Inc., a Nevada corporation (“AZ Water”), which owns and operates a commercial water bottling and labeling facility based in Phoenix, Arizona. AZ Water operates a B2C website at https://azcustombottledwater.com/.

CONTACT:

3331 North 35th Avenue

Phoenix, Arizona 95107

Web Site: www.waterandiceshop.com

Twitter: https://twitter.com/hirucorp

Phone: 928-408-4486

Email: info@waterandiceshop.com

Contact: Kathryn Gavin, CEO